UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CERNER CORPORATION
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Supplement to Proxy Statement for the
Cerner Corporation 2022 Annual Shareholders' Meeting

At the 2022 Annual Shareholders' Meeting of Cerner Corporation ("Cerner" or the "Company") to be held virtually on May 26, 2022 at 10:00 a.m. (CT), shareholders of the Company are being asked, among other things, to vote on a proposal to approve an amendment and restatement of the Cerner Corporation 2011 Omnibus Equity Incentive Plan to increase the number of authorized shares and extend the plan's term, as disclosed in Cerner's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2022 (the "Proxy Statement"). This Supplement to the Proxy Statement (this "Supplement") is being provided to supplement information provided under "Proposal #5 Amendment and Restatement of the 2011 Omnibus Equity Incentive Plan" of the Proxy Statement.

The section entitled "Vote Required" in Proposal #5 is revised to state that the vote required for approval of the proposal is set forth in the Proxy Statement under QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING - What vote is required? As discussed in the response to that question, (a) the affirmative vote of a majority of the shares of Cerner Common Stock present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of Proposal #5, and (b) abstentions and broker non-votes are considered to be "present" and "entitled to" vote at the meeting with respect to Proposal #5, and as a result, abstentions and broker non-votes will have the same effect as a vote "Against" Proposal #5.

Cerner's Board of Directors recommends a vote "FOR" the amendment and restatement of the Cerner Corporation 2011 Omnibus Equity Incentive Plan as disclosed in the Proxy Statement, and supplemented by this Supplement.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the "Proxy Statement" are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.

Important Information

Your vote is important! Whether or not you expect to attend the 2022 Annual Shareholders' Meeting online, please vote as promptly as possible so that we may be assured of a quorum to transact business. You may vote by using the Internet or telephone, by completing, signing, dating, and returning the proxy mailed to those who receive paper copies of the Proxy Statement, or by attending the Annual Meeting online at www.virtualshareholdermeeting.com/CERN2022 using your control number and casting your shares electronically on May 26, 2021. If you attend the Annual Meeting online, you may revoke your proxy and vote electronically during the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Shareholders' Meeting to be held on May 26, 2022: The 2022 Proxy Statement and 2021 Annual Report to Shareholders are available at www.proxyvote.com and on www.cerner.com under "Investor Relations, Financials, Proxy Materials."